EXHIBIT 32.01
CERTIFICATION OF ACTING CHIEF EXECUTIVE OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C § 1350, as adopted), Irene A. Chow, Ph.D., Acting Chief Executive Officer of Genelabs Technologies, Inc. (the “Company”) hereby certifies that, to the best of her knowledge:
     1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2007, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2008

/s/ Irene A. Chow, Ph.D.
Irene A. Chow, Ph.D.
Executive Chairman of the Board *

*	Irene A. Chow, Ph.D. is currently serving as both the acting principal executive officer and Executive Chairman of the Board of Genelabs Technologies, Inc.